UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2018

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33480	33-0968580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4675 MacArthur Court, Suite 800 Newport Beach, CA	92660
(Address of Principal Executive Offices)	Zip Code

(949) 437-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors and Observer to the Audit Committee

Effective September 18, 2018, the board of directors (the “Board”) of Clean Energy Fuels Corp. (the “Company”) appointed Mr. Momar Nguer and Mr. Philippe Montantême as new directors of the Company. In addition, also effective September 18, 2018, the Board appointed Ms. Isabelle Gaildraud as an observer of the audit committee of the Board.

Messrs. Nguer and Montantême have been appointed as directors of the Company and Ms. Gaildraud has been appointed as an observer of the audit committee of the Board pursuant to the director and observer designation rights granted to Total Marketing Services S.A. (“TMS”), a wholly owned subsidiary of Total S.A. (“Total”), in the stock purchase agreement between the Company and TMS dated May 9, 2018, under which, among other things, TMS purchased 25.0% of the outstanding shares of the Company’s common stock and the largest ownership position of the Company. Such share purchase and the other transactions and relationships related thereto are described in further detail in Part II, Item 5 of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 10, 2018 and in the Company’s Current Report on Form 8-K filed with the SEC on June 13, 2018, and the agreements related to such transactions are filed or incorporated by reference as exhibits to such reports. All such descriptions and agreements are incorporated herein by reference.

Mr. Nguer, 62, currently serves as President of TMS and as a member of the Executive Committee of the Total group of companies (referred to as the “Total Group”). Mr. Nguer began his career in 1982 in Hewlett Packard France’s Finance Department. He joined the Total Group in 1984, serving in various downstream positions. He was appointed Vice President, Marketing of the Total Group’s Senegal operations in 1985, and Vice President, Retail Network & Consumers of the Total Group’s Africa operations in 1991. Mr. Nguer became Chief Executive Officer of the Total Group’s marketing affiliate in Cameroun in 1995, and Chief Executive Officer of the Total Group’s marketing affiliate in Kenya in 1997. In 2000, he was appointed Executive Vice President, Total East Africa & Indian Ocean in the Total Group’s Refining & Marketing business. From 2007 to 2011, he served as Vice President, Aviation Fuel at Total Refining & Marketing, and from December 2011 to April 2016, he served as Senior Vice President, Africa and the Middle East at TMS. Mr. Nguer was appointed to his current positions with Total and TMS in April 2016. Mr. Nguer has also served as a member of the Total Group’s Performance Management Committee since January 2012, and Chairman of the Group Diversity Council since August 2015. Mr. Nguer received a Master in Public Law from the University of Paris and a MBA from ESSEC Business School.

Mr. Montantême, 58, currently serves as Senior Vice President, Strategy Marketing Research of TMS. Mr. Montantême joined the Total Group in 1984 and served in various operational positions in France and Africa. He joined the Strategy Development team of the Total Group in 1984, and became Head of Strategy for the Total Group’s downstream activities in Africa and the Middle East in 1996. From 1999 to 2004, Mr. Montantême occupied several positions in the Total Group’s Lubricants business unit, including Head of the Global Supply Chain. From 2005 to 2011, he served as Vice President of the Total Group’s Special Fluids business unit, and from 2011 to 2013, he returned to the Total Group’s Lubricants business unit to serve as Vice President. In July 2013, he was appointed to his current position with TMS. Mr. Montantême graduated as a Chemical Engineer from the École Nationale Supérieure de Chimie in Toulouse and also holds an MBA from the EM Lyon Business School.

Ms. Gaildraud currently serves as the Senior Vice President Corporate Affairs & Americas of TMS. She joined Total in 1986 in the Economic Studies Division and has served in various positions since that time. In 1989, she moved to the Holding Finance division where she spent almost 10 years in Financing and Budget reporting. She became Head of the Group Media Relations in 1997, and Senior Vice President Exploration & Production Human Resources & Communications and a member of the E&P Management Committee in 2008. Ms. Gaildraud was appointed to her current position with TMS in January 2017. Ms. Gaildraud graduated from ENSPM (Institut Français du Pétrole School) engineering school and holds a Masters in Pure Mathematics (University Pierre & Marie Curie) and a Doctorate in Economics.

Each of Messrs. Nguer and Montantême has voluntarily waived his right to receive compensation for his services as a director of the Company. As a result, the Company will not compensate these directors pursuant to its compensation arrangements for its other non-employee directors, but rather will only reimburse each such director for his reasonable out-of-pocket expenses. Ms. Gaildraud will not receive compensation in connection with her position as an observer of the audit committee of the Board.

The Company has entered into an indemnification agreement with each of Messrs. Nguer and Montantême in the same form as the indemnification agreements the Company has entered into with its other directors, which has been filed or incorporated by reference as Exhibit 10.4 to the Company’s Annual Report on Form 10-K initially filed with the SEC on March 13, 2018. In general, these indemnification agreements provide for, among other things, indemnification of each such person by the Company to the full extent authorized or permitted by law, subject to certain limited exceptions.

Except as set forth above, there are no arrangements or understandings between Messrs. Nguer or Montantême and any other persons pursuant to which either of them was selected as a director of the Company, there are no family relationships between either of them and any of the Company’s other directors or executive officers, and neither of them is a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Director Retirement and Appointment of Director Emeritus

In addition, also effective September 18, 2018, T. Boone Pickens retired as a director of the Company (which was not a result of any disagreement with the Company on any matter relating to its operations, policies or practices). Prior to his retirement, Mr. Pickens, 90, served as a director of the Company since June 2001 and founded Pickens Fuel Corp., the Company’s predecessor, in 1996.

Upon his retirement, the Board has designated Mr. Pickens to become Director Emeritus, an honorary position in recognition of his long-standing, loyal and dedicated services and singularly significant contributions to the Company. As Director Emeritus, Mr. Pickens will be invited to attend meetings of the Board, but will not be entitled to vote on any matter presented to the Board. Further, Mr. Pickens will not be an employee of the Company in his position as Director Emeritus. The Company has entered into an agreement with Mr. Pickens in connection with his Director Emeritus role that sets forth his and the Company’s obligations and responsibilities relating to his new position, including, among other things, confirming Mr. Pickens’ confidentiality obligations. Pursuant to the agreement and in consideration of the services to be provided by Mr. Pickens as Director Emeritus, the Company has agreed to compensate Mr. Pickens in a manner consistent with the Company’s compensation arrangements for its non-employee directors as they may be amended from time to time. In general, these arrangements currently consist of annual cash compensation of $60,000 and stock option, restricted stock or other equity awards granted from time to time at the discretion of the Board, and they are described in further detail in the Company’s definitive proxy statement initially filed with the SEC on April 18, 2018.

Item 8.01	Other Events.

On September 20, 2018, the Company issued a press release announcing the changes to its Board described in Item 5.02 of this Current Report on Form 8-K. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release, dated September 20, 2018, issued by Clean Energy Fuels Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2018	CLEAN ENERGY FUELS CORP.

	By:	/s/ Andrew J. Littlefair
Name: Andrew J. Littlefair
Title: President and Chief Executive Officer

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